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                                                                    EXHIBIT 99.3

                                DANA CORPORATION
                                4500 DORR STREET
                               TOLEDO, OHIO 43615

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Martin J. Strobel, Pamela W. Fletcher and Steven E. Keller, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $1.00 per share ("Dana Common Stock") of Dana Corporation ("Dana") held of record by the undersigned at the close of business
on [            ] [    ], 1998, which the undersigned would be entitled to vote
if personally present at the Special Meeting to be held on [            ]
[    ], 1998, and including at any adjournments or postponements thereof, as follows:

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Proposal to approve the issuance of shares of Dana Common Stock, pursuant to the merger (the "Merger") of Echo Acquisition Corp., a wholly owned subsidiary of Dana ("Merger Sub"), with and into Echlin Inc. ("Echlin"), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of May 3, 1998, among Dana, Echlin and Merger Sub (the "Issuance").

  [ ]                      [ ]                      [ ]
  FOR                    AGAINST                  ABSTAIN

2. Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Issuance.

  [ ]                      [ ]                      [ ]
  FOR                    AGAINST                  ABSTAIN

3. In their discretion with respect to any other matters as may properly come before the Special Meeting.

   IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1 AND 2 ABOVE AND IN THE MANNER SET FORTH IN ITEM 3 ABOVE.

                  (continued, and to be signed, on other side)
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                          (continued from other side)

    This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Special Meeting.

                     Dated:                                              , 1998.
                              ---------------------------------------------

                              PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

                        --------------------------------------------------------
                                                         SIGNATURE

                        --------------------------------------------------------
                                                (SIGNATURE IF HELD JOINTLY)

                        --------------------------------------------------------
                                                          (TITLE)

                                            WHEN SHARES ARE HELD JOINTLY, JOINT
                                            OWNERS SHOULD EACH SIGN. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES, ETC.,
                                            SHOULD INDICATE THE CAPACITY IN
                                            WHICH SIGNING.